Exhibit 4

AGREEMENT OF JOINT FILING

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of March 24, 2011.

CLINTON MAGNOLIA MASTER FUND, LTD.

By: Clinton Group, Inc.,
its investment manager

By: /s/ Francis Ruchalski
Name: Francis Ruchalski
Title: Chief Financial Officer

CLINTON MAGNOLIA MASTER FUND, LTD.

By: /s/ Francis Ruchalski
Name: Francis Ruchalski
Title: Comptroller

GEORGE HALL
/s/ George Hall